UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 10, 2026, EQT Corporation (“EQT”) issued a news release announcing its commencement of a tender offer to purchase for cash certain of its outstanding 3.900% Senior Notes due 2027, 6.375% Senior Note due 2029, 4.50% Senior Notes due 2029, 5.00% Senior Notes due 2029, 4.75% Senior Notes due 2031, 3.625% Senior Notes due 2031, 7.000% Senior Notes due 2030 and 7.500% Senior Notes due 2030 for an aggregate purchase price, excluding accrued and unpaid interest, of up to $1.15 billion. A copy of the news release announcing the cash tender offer is attached hereto as Exhibit 99.1.

Also on March 10, 2026, EQT issued a notice of redemption to the holders of its outstanding 6.500% Senior Notes due 2027, informing such holders that it will redeem 100% of the outstanding aggregate principal amount of the 6.500% Senior Notes due 2027 on March 26, 2026 for the redemption price set forth in the indenture governing the 6.500% Senior Notes due 2027. As of March 10, 2026, the outstanding aggregate principal amount of the 6.500% Senior Notes due 2027 was $344,921,000. This Current Report on Form 8-K does not constitute a notice of redemption of the 6.500% Senior Notes due 2027.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	News Release, dated March 10, 2026, issued by EQT Corporation.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: March 10, 2026	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer